Exhibit 10.1

Execution Version

PBF Energy Inc.

0% Exchangeable Senior Notes due 2032

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of September 17, 2026, is hereby entered into by PBF ENERGY INC., a Delaware corporation (the “Company”), WELLS FARGO SECURITIES, LLC, as representative (the “Representative”), of the several initial purchasers listed in Schedule A of the Purchase Agreement (as defined below) (collectively, the “Initial Holders” and, together with any Subsequent Holder (as defined in Section 6.1 of this Agreement) and any other person who beneficially owns Registrable Securities (as defined below) (including any person that has a beneficial interest in any Registrable Security in book-entry form), the “Holders” and, each individually, a “Holder”), and, solely for purposes of Articles IV and VI hereof, PBF HOLDING COMPANY LLC, a Delaware limited liability company and an indirect subsidiary of the Company (the “PBF Holding”), and PBF FINANCE CORPORATION, a Delaware corporation and a wholly owned subsidiary of PBF Holding (the “PBF Finance”) (together, the “Issuers”).

Reference is made to that certain Indenture, dated as of the date hereof, by and among the Company, the Issuers, the guarantors party thereto from time to time and U.S. Bank Trust Company, National Association, as trustee (the “Indenture”).

RECITALS

WHEREAS, on September 14, 2026, the Company, the Issuers and the Representative, on behalf of the Initial Holders, entered into a purchase agreement (the “Purchase Agreement”) whereby the Issuers agreed to issue and sell $550,000,000 aggregate principal amount of their 0% Exchangeable Senior Notes due 2032 (the “Exchangeable Notes”) to the Initial Holders (the “Notes”);

WHEREAS, pursuant to and subject to the terms and conditions set forth in the Indenture, each Note will be exchangeable, at the Holder’s option and subject to the Issuers’ election, into cash and, if applicable, shares of Class A common stock, par value $0.001 per share (“Common Stock” or the “Class A Common Stock”) of the Company, or a combination thereof, on the terms, and subject to the conditions, set forth in the Indenture; and

WHEREAS, in order to induce the Representative, on behalf of the Initial Holders, to enter into the Purchase Agreement and in satisfaction of a condition to the obligations of the Initial Holders thereunder, the Company has agreed to provide the registration rights with respect to the Registrable Securities (as defined below) set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows.

ARTICLE I

GENERAL

Section 1.1. Definitions. The following capitalized terms used herein have the following meanings:

“Adverse Disclosure” shall mean any pending corporate development, public filing with the Commission or any other material event that, in the reasonable judgment of the Company, makes it appropriate to suspend the availability of a Registration Statement and the related Prospectus.

“Automatic Shelf Registration Statement” shall mean a Registration Statement filed by a Well-Known Seasoned Issuer which shall become effective upon filing thereof pursuant to General Instruction I.D. of Form S-3.

“beneficially owns,” “beneficial ownership” and similar phrases have the same meanings as such terms have under Rule 13d-3 (or any successor rule then in effect) promulgated under the Exchange Act. For the avoidance of doubt, references herein to Registrable Securities as beneficially owned by a Holder shall include: (i) the Registrable Securities beneficially owned by such Holder and (ii) the Registrable Securities underlying the Notes beneficially owned by such Holder.

“Closing Date” shall mean the date of the first issuance of the Notes.

“Commission” means the Securities and Exchange Commission, or any other Federal agency then administering the Securities Act or the Exchange Act.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

“FINRA” means the Financial Industry Regulatory Authority, Inc.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency (which for the purposes of this Agreement shall include FINRA and the Commission), governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Holder Questionnaire” means the form attached as Annex A to the Offering Memorandum and as Exhibit A to this Agreement.

“Law” means any statute, law, ordinance, rule, regulation or Governmental Order, in each case, of any Governmental Authority.

“Misstatement” means an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus or necessary to make the statements in a Registration Statement or Prospectus (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

“Offering Memorandum” means the final offering memorandum, dated as of September 14, 2026, for the offering of the Notes.

“Prospectus” means the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“register,” “registered” and “registration” mean a registration, including any related Shelf takedown, effected by preparing and filing a registration statement, prospectus or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registrable Securities” means (i) any shares of Class A Common Stock delivered or deliverable upon the exchange of Notes in accordance with, and subject to, the terms and conditions of the Indenture and (ii) any other equity security of the Company issued or issuable with respect to such shares of Class A Common Stock by way of stock split, dividend, distribution, recapitalization, merger, exchange, replacement or similar event; provided, however, that, as to any particular Registrable Securities, such securities shall cease to be Registrable Securities upon the earliest to occur of: (A) a Registration Statement with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (B) such securities (x) are sold or otherwise transferred in a transaction (including, for the avoidance of doubt, a transaction that is registered under the Securities Act) following which such securities cease to be a “restricted security” (as defined in Rule 144); (y) are not identified by a “restricted” CUSIP or ISIN number; and (z) are not represented by any certificate that bears a legend restricting further transfer; (C) such securities shall have ceased to be outstanding, whether as a result of redemption, repurchase, cancellation, exchange or otherwise; and (D) such securities may be sold without registration pursuant to Rule 144 or any successor rule promulgated under the Securities Act (but with no volume limitations or restrictions as to manner of sale and without the requirement to be in compliance with Rule 144(c)(1)).

“Registration Expenses” shall mean the expenses of a Registration, including, without limitation, the following: (i) all registration and filing fees (including fees with respect to filings required to be made with FINRA) and any national securities exchange on which the Class A Common Stock is then listed; (ii) fees and expenses of compliance with securities or blue sky laws; (iii) word processing, printing, messenger, telephone and delivery expenses; (iv) fees and disbursements of counsel for the Company; (v) fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration (including the expenses of any audit and/or comfort letter and updates thereof); (vi) fees and expenses of any transfer agent or custodian; and (vii) all internal expenses of the Company; but excluding, for the avoidance of doubt, any selling expenses relating to the sale of Registrable Securities, such as any commissions, discounts and brokerage fees or spread in connection with the offer and sale of any Registrable Securities.

“Registration Statement” means a registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder for a public offering and sale of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into, equity securities (other than a registration statement on Form S-4 or Form S-8, or their successors, or any registration statement covering only securities proposed to be issued in exchange for securities or assets of another entity), including the Initial Shelf Registration, any Subsequent Shelf Registration and any Post-Effective Amendment, including, any Automatic Shelf Registration Statement. For the avoidance of doubt, if at any time from the date hereof through the end of the Shelf Registration Period (as defined below), the Company is not eligible to use Form S-3 or Form S-3ASR or any successor form thereto, all references to Registration Statement and Shelf Registration Statement in this Agreement shall be read to include a registration statement on Form S-1, or any successor form thereto.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect at the time.

“Shelf” means the Initial Shelf Registration or any Subsequent Shelf Registration, as the case may be (including any Post-Effective Amendment thereto).

“Shelf Registration” means a registration of securities pursuant to a registration statement (including an Automatic Shelf Registration Statement) filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Well-Known Seasoned Issuer” shall have the meaning set forth in Rule 405 under the Securities Act.

ARTICLE II

REGISTRATION STATEMENT

Section 2.1. Initial Shelf Registration.

The Company shall, on or prior to [December 31, 2026] (the “Filing Deadline”), (i) file with the Commission a Registration Statement for a Shelf Registration (which shall be, if the Company is then a Well-Known Seasoned Issuer, an Automatic Shelf Registration Statement) and/or (ii) file one or more prospectus supplements to an effective Shelf Registration Statement of the Company then in effect (such initial Shelf Registration Statement, as may be amended from time to time, the “Initial Shelf Registration”), in each case, covering the resale on a delayed or continuous basis of all Registrable Securities eligible for inclusion therein pursuant to this Section 2.1, from time to time pursuant to Rule 415 under the Securities Act or any similar rule that may be adopted by the Commission. The Company shall give written notice to the Representative and Holders in accordance with Section 6.2 hereof, at least ten (10) days prior to the proposed filing date of the Initial Shelf Registration, and the Company shall include in such Initial Shelf Registration all of the Registrable Securities then beneficially owned by the Holders who request inclusion therein by completing and returning a Holder Questionnaire (to the extent required pursuant to Section 3.3.1 hereof) at least three (3) business days prior to the filing of the Initial Shelf Registration. The Company will furnish a draft of the Initial Shelf Registration to the Representative and each Holder with Registrable Securities to be included therein for review at least two (2) business days in advance of filing the Initial Shelf Registration (it being understood that the Company shall be permitted to file the Initial Shelf Registration regardless of whether any Holder has completed its review thereof or provided affirmative confirmation to the Company to such effect). If the Shelf Registration Statement filed pursuant to this Section 2.1 is not an Automatic Shelf Registration Statement, the Company shall use commercially reasonable efforts to cause the Initial Shelf Registration to be declared effective as soon as practicable after filing, but in no event later than ninety (90) days after the earlier of the date the Initial Shelf Registration is filed with the Commission and the

Filing Deadline. Such Initial Shelf Registration shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. Notwithstanding the foregoing, the Initial Shelf Registration will provide for a plan of distribution in customary form for resale registration statements of the type contemplated by this Agreement (including coverage for market transactions on a national securities exchange, privately negotiated transactions and transactions through broker-dealers acting as agent or principal, but not including underwritten public offerings). So long as a Holder delivers to the Company a completed Holder Questionnaire, such Holder shall not be identified as a statutory underwriter in the Initial Shelf Registration unless in response to a comment or request from the staff of the Commission or another regulatory agency; provided, however, that if the Commission requests that such Holder be identified as a statutory underwriter in the Initial Shelf Registration, such Holder will have an opportunity to withdraw from the Initial Shelf Registration. The Company shall use its commercially reasonable efforts to keep any Shelf Registration Statement continuously effective, supplemented and amended as required by the Securities Act (including by way of preparing and filing with the Commission within the time limits required by Rule 415 under the Securities Act or any successor rule thereto a new Shelf Registration Statement, and, if necessary, filing a new prospectus supplement pursuant to such new Shelf Registration Statement, in order to cover any Registrable Securities previously registered on a Shelf Registration Statement that may no longer be used for sales of such Registrable Securities, and the Company shall use its commercially reasonable efforts to cause such new Shelf Registration Statement to be declared effective by the Commission as soon as practicable thereafter), in order to permit the Prospectus forming part thereof to be usable by Holders for a period (the “Shelf Registration Period”) from the date such Shelf Registration Statement is declared effective by the Commission (or becomes effective in the case of an Automatic Shelf Registration Statement) or, in the case of a “universal” Shelf Registration Statement, the first date a prospectus supplement covering Registrable Securities is filed under such Shelf Registration Statement until the earlier of (i) the 30th trading day immediately following the maturity date of the Notes (subject to extension for any suspension of the effectiveness of the Shelf Registration Statement during such 30 trading day period immediately following the maturity date by the length of such suspension) and (ii) the date upon which there are no Notes or Registrable Securities outstanding. The Company shall be deemed not to have used its commercially reasonable efforts to keep a Registration Statement effective during the Shelf Registration Period if it voluntarily takes any action that would result in Holders of Registrable Securities not being able to offer and sell such Registrable Securities at any time during the Shelf Registration Period, unless such action is (x) required by applicable Law or otherwise undertaken by the Company in good faith and for valid business reasons (not including avoidance of the Company’s obligations hereunder), including the acquisition or divestiture of assets, and (y) permitted by Section 3.4.2 hereof.

Section 2.2. Subsequent Shelf Registration.

If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration

(a “Subsequent Shelf Registration”) registering the resale on a delayed or continuous basis of all Registrable Securities of each Holder who requests inclusion therein by completing and returning a Holder Questionnaire (to the extent required pursuant to Section 3.3.1 hereof) within three (3) business days following delivery of notice by the Company to the Holders of the proposed filing of such Subsequent Shelf Registration in accordance with Section 3.3.1. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof, it being understood that if such Subsequent Shelf Registration is an Automatic Shelf Registration Statement it shall become effective upon filing; provided, that if the Subsequent Shelf Registration is not an Automatic Shelf Registration Statement, the Company shall use commercially reasonable efforts to cause such Subsequent Shelf Registration to become or be declared effective as soon as practicable after filing but in any event no later than ninety (90) days after the date such Subsequent Shelf Registration is filed with the Commission, and (ii) keep such Subsequent Shelf Registration effective for the period required by Section 3.1.2.

Section 2.3. Subsequent Holders.

Section 2.3.1. Securities Previously Registered. Upon the written request (together with a completed Holder Questionnaire, to the extent required pursuant to Section 3.3.1 hereof) of any Holder that beneficially owns Registrable Securities that were previously included in the Initial Shelf Registration (or, if applicable, a Subsequent Shelf Registration), but are not then registered under the name of such Holder, the Company shall, subject to Section 3.4.2 hereof, use its commercially reasonable efforts to supplement the Initial Shelf Registration or Subsequent Shelf Registration, as the case may be, to include in such Registration Statement information regarding such Holder that is sufficient to permit the resale by such Holder of such Registrable Securities previously registered thereunder.

Section 2.3.2. Initial Registration of Securities. Upon the written request (together with a completed Holder Questionnaire, to the extent required pursuant to Section 3.3.1 hereof) of any Holder that beneficially owns Registrable Securities that were not included in the Initial Shelf Registration (or, if applicable, a Subsequent Shelf Registration) at the time of such request, the Company shall, subject to Section 3.4.2 hereof, use its commercially reasonable efforts to amend the Initial Shelf Registration or Subsequent Shelf Registration, as the case may be, to include such Registrable Securities (a “Post-Effective Amendment”); provided, however, that the Company shall not be required to so amend the Initial Shelf Registration or Subsequent Shelf Registration more than once every three (3) calendar months. Subject to the foregoing proviso, within five (5) business days after receiving such a written request pursuant to this Section 2.3.2, the Company shall give written notice of such request to the Representative and all Holders, and shall include in such Post-Effective Amendment (i) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten (10) business days after the Company’s giving of such notice and (ii) all Registrable Securities that were covered by the Initial Shelf Registration or Subsequent Shelf Registration, as the case may be; provided that if such Holder Questionnaire is delivered during a Deferral Period (as defined below), the Company shall so inform the Holder delivering such Holder Questionnaire and shall take the actions set forth in this Section 2.3 upon expiration of such Deferral Period in accordance with Section 3.4.2 hereof. For the avoidance of doubt, the Company shall not be required to include in such Post-Effective Amendment any Registrable Securities that are already covered by an existing and effective Registration Statement that may be utilized for the offer and sale of the Registrable Securities requested to be registered.

ARTICLE III

REGISTRATION PROCEDURES

Section 3.1. Filings; Information.

In connection with any Shelf Registration Statement, the Company shall use its commercially reasonable efforts to effect the registration of all Registrable Securities as expeditiously as practicable, and in connection therewith:

Section 3.1.1. Filing Registration Statement. The Company shall prepare and file with the Commission a Registration Statement on any form for which the Company then qualifies and which form shall be available for the sale of all Registrable Securities to be registered thereunder (which shall be, if the Company is then a Well-Known Seasoned Issuer, an Automatic Shelf Registration Statement), and in the event such Registration Statement is not an Automatic Shelf Registration Statement, shall use its commercially reasonable efforts to cause such Registration Statement to become effective, and in all events shall use its commercially reasonable efforts to keep it effective for the period required by Section 3.1.2.

Section 3.1.2. Amendments and Supplements; Maintenance. The Company shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements to such Registration Statement and the Prospectus used in connection therewith as may be reasonably requested by any Holder who beneficially owns Registrable Securities as may be necessary to keep such Registration Statement effective and in compliance with the provisions of the Securities Act in order to permit the Prospectus forming part thereof to be usable by Holders for the Shelf Registration Period.

Notwithstanding anything in this Section 3.1.2 to the contrary, if the Company receives any notification with respect to the suspension of the qualification of the Class A Common Stock included in any Registration Statement for sale in any jurisdiction, or if any proceeding for such purpose is initiated or threatened, the Company shall, after becoming aware thereof, promptly notify the Representative and the Holders thereof (which notice shall not contain any material non-public information) and shall use commercially reasonable efforts to obtain the withdrawal of any such suspension or the favorable resolution of any such proceeding as promptly as reasonably practicable. During any period in which such suspension or proceeding remains pending and unresolved (a “Blue Sky Suspension Period”), the Company shall not be required to maintain the effectiveness or availability of any Registration Statement solely with respect to offers and sales of Registrable Securities in such affected jurisdiction; provided, however, that (i) the Company shall continue to maintain the effectiveness and availability of such Registration Statement with respect to all other jurisdictions not so affected, (ii) no Blue Sky Suspension Period shall exceed forty-five (45) days and (iii) the aggregate duration of all Blue Sky Suspension Periods shall not exceed ninety (90) days in any twelve (12)-month period. For the avoidance of doubt, no Blue Sky Suspension Period shall constitute a termination of the Shelf Registration Period or otherwise relieve the Company of its obligations under Section 2.2 hereof.

Section 3.1.3. Notification. After the filing of a Registration Statement, the Company shall promptly, and in no event more than five (5) business days after such filing, notify the Representative and the Holders who beneficially own Registrable Securities included in such Registration Statement of such filing, and when such Registration Statement or any post-effective amendment thereto has become effective (whether upon filing, in the case of an Automatic Shelf Registration Statement, or upon declaration of effectiveness by the Commission), and shall further notify the Representative and such Holders promptly and confirm such advice in writing of the occurrence of any of the following (collectively, “Blackout Events”): (i) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or threatening of any proceeding for that purpose or any other lapse in effectiveness of the Registration Statement (and the Company shall take all actions required to prevent the entry of such stop order or to remove it if entered) and (ii) an event requiring the preparation of a supplement or amendment to such Prospectus so that, as thereafter delivered to the purchasers of the securities covered by such Registration Statement, such Prospectus will not contain a Misstatement (provided that in no event shall any such notice contain any material, non-public information).

Section 3.2. Registration Expenses.

The Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Representative and the Holders that the Holders shall bear all selling expenses relating to the sale of Registrable Securities, such as any commissions, discounts and brokerage fees or spread, other than as set forth in the definition of “Registration Expenses.”

Section 3.3. Information.

Section 3.3.1. Holder Questionnaire. In connection with the filing of any Registration Statement, subject to notice by the Company to the Holders of the anticipated filing of such Registration Statement, each Holder (other than a Holder that has previously furnished to the Company a Holder Questionnaire, in each case solely to the extent that, at the time of such filing, the information furnished by such Holder in response to the Holder Questionnaire would be substantially the same as information previously furnished to the Company by such Holder) agrees to furnish to the Company a completed Holder Questionnaire. Other than as provided in Sections 2.1, 2.3.2 and 6.1 hereof and subject to the parenthetical in the immediately preceding sentence, the Company’s obligations to include any Registrable Securities beneficially owned by such Holder for resale in a Registration Statement are contingent upon such Holder executing and returning to the Company a Holder Questionnaire within three (3) business days following delivery of notice by the Company of the proposed filing of such Registration Statement.

Section 3.3.2. Additional Information. Upon written request, each Holder agrees to furnish to the Company any additional information regarding such Holder, the securities of the Company and/or its affiliates held by such Holder and the intended method of disposition of such shares of Class A Common Stock, which shall be limited to non-underwritten public offerings, as shall be reasonably requested by the Company that are necessary to effect the registration of such shares. Each Holder shall execute such documents in connection with such registration as the Company may reasonably request that are customary of a selling shareholder in similar situations; provided, however, that the Holders shall not in connection with the foregoing be required to execute any lock-up or similar agreement.

Section 3.3.3. Failure to Provide Information. Notwithstanding anything in this Agreement to the contrary, if any Holder fails to furnish to the Company a fully completed Holder Questionnaire within three (3) business days following delivery of notice by the Company of the proposed filing of the Registration Statement (to the extent such Holder Questionnaire was required to be furnished pursuant to Section 3.3.1 hereof and other than as provided in Sections 2.1, 2.3.2 and 6.1 hereof), or fails to provide such other information or execute such documents as contemplated by Section 3.3.2 hereof, the Company may exclude Registrable Securities beneficially owned by such Holder from the applicable Registration Statement or Prospectus if the Company determines, based on the advice of counsel, that such information is necessary to effect the Registration. The Company shall not be required to include the Registrable Securities beneficially owned by a Holder in a Registration Statement and shall not be required to pay any liquidated or other damages hereunder to any Holder in respect of Registrable Securities beneficially owned by such Holder that are excluded from a Registration Statement pursuant to this Section 3.3.3. The exclusion of any Registrable Securities as a result of this Section 3.3.3 shall not affect the registration of the other Registrable Securities to be included in such Registration.

Section 3.4. Misstatements; Restrictions on Registration Rights.

Section 3.4.1. Misstatements. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement (which notice shall not contain any material non-public information), each of the Holders shall forthwith discontinue disposition of Registrable Securities pursuant to such Registration Statement or Prospectus (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as reasonably practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed.

Section 3.4.2. Restrictions on Registration Rights. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would (a) require the Company to make an Adverse Disclosure, (b) require the inclusion in such Registration Statement of financial statements that are reasonably unavailable to the Company for reasons beyond the Company’s control, in its good faith judgment or (c) in the good faith judgment of the Company, be seriously detrimental to the Company and the Company concludes as a result that it is advisable to defer such filing, initial effectiveness or continued use at such time (each of clauses (a) through (c), a “Postponement Event”), the Company may, upon giving prompt written notice of such action to the Representative and all Holders (which notice shall not contain any material non-public information), delay the filing or initial effectiveness of, or suspend the use of, such Registration Statement for the shortest period of time, but in no event more than forty-five (45) days in any 90-day period, determined in good faith by the Company to be reasonably necessary for such purpose (any such period, a “Deferral Period”); provided, however, that the Company shall not extend the Deferral Period for more than ninety (90) days in any 12-month period; provided, further, that, if the event triggering the Deferral Period relates to a proposed or pending material business transaction, the disclosure of which the Company concludes in good faith would be reasonably likely to impede the ability to consummate the transaction or would otherwise be seriously detrimental to the Company and its subsidiaries taken as a whole, the Company may extend the Deferral Period from forty-five (45) days to sixty (60) days in any 90-day period or from ninety (90) days to one hundred twenty (120) days in any 12-month period. In the event the Company exercises its rights under this Section 3.4.2, each Holder agrees to suspend, immediately upon its receipt of the suspension notice referred to above, its use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities until the date the Company provides written notice to such Holder that it may resume use of such Registration Statement.

Section 3.5. Exchange Act.

As long as any Holder shall beneficially own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, shall use commercially reasonable efforts to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company pursuant to Sections 13(a) or 15(d) of the Exchange Act.

Section 3.6. Broker Sales.

Section 3.6.1. Concurrent with Exchange. In connection with any proposed exchange of a Holder’s Notes pursuant to the Indenture, if such Holder proposes to transfer, substantially concurrently with the settlement of such exchange, any shares of Class A Common Stock that are deliverable upon the exchange of such Notes by delivering a prospectus that forms a part of a Registration Statement pursuant to which shares of Class A Common Stock are registered, through a broker or brokerage firm, in an open market transaction or otherwise (a “Broker Sale”), such Holder (i) shall promptly provide written notice to the Company at least one (1) business day prior to effecting such Broker Sale and (ii) shall not effect such Broker Sale with respect to any shares of Class A Common Stock to the extent the Issuers elect to settle the exchange of the applicable Notes in accordance with the terms of the Indenture by delivering solely cash.

Section 3.6.2. Postponement. No Holder shall effect any Broker Sale during any Postponement Event or Blackout Event that such Holder has knowledge of by virtue of receipt of any notice contemplated by Section 3.4.2 hereof or Section 3.1.3 hereof, respectively.

ARTICLE IV

REGISTRATION DEFAULTS

Section 4.1. Registration Defaults. If any of the following events shall occur as a result of the Company’s failure to satisfy its obligations hereunder (each of the events set forth in clauses (a) through (d) below, a “Registration Default”), then the Issuers shall pay special interest on the Notes (“Registration Default Special Interest”) to the Holders of the Notes in accordance with the terms of the Indenture as follows:

(a) if (x) a Shelf Registration Statement (which shall be, if the Company is then a Well-Known Seasoned Issuer, an Automatic Shelf Registration Statement) or a prospectus supplement to an effective Shelf Registration Statement of the Company is not filed with the Commission and/or (y) has not been declared or become effective, as the case may be, within the timeframes required under Section 2.1, after giving effect to any extensions as set forth therein, Registration Default Special Interest shall accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.25% per annum to and including the 90th day following such Registration Default, and 0.50% per annum thereafter; or

(b) if the Initial Shelf Registration or Subsequent Shelf Registration has been declared or becomes effective but later ceases to be effective or available for the offer and sale of the Registrable Securities, other than (1) in connection with a Deferral Period or (2) as a result of a requirement to file a new Shelf Registration Statement, a Post-Effective Amendment or supplement to the Prospectus to make changes to the information regarding selling securityholders or the plan of distribution provided for therein, at any time during the Shelf Registration Period and the Company does not cure the lapse of effectiveness or availability within 10 business days (or within 10 business days following the expiration of such Deferral Period or within the timeframe contemplated under Section 2.3.2 for filing a Post-Effective Amendment, as the case may be), then Registration Default Special Interest shall accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.25% per annum to and including the 90th day following such Registration Default, and 0.50% per annum thereafter; or

(c) if the Company through its omission fails to name a Holder as a selling securityholder and such Holder had complied timely with its obligations hereunder in a manner to entitle such Holder to be so named in (1) the Initial Shelf Registration or, if applicable, a Subsequent Shelf Registration at the time it first became effective or (2) any Prospectus at the later of (x) the time of filing thereof and (y) the time the Initial Shelf Registration or Subsequent Shelf Registration, as applicable, of which the Prospectus forms a part became or was declared effective, then Registration Default Special Interest shall accrue, on the aggregate outstanding principal amount of the Notes held by such Holder (and only such Holder), at a rate of 0.25% per annum to and including the 90th day following such Registration Default, and 0.50% per annum thereafter, from and including the day following the effective date of such Initial Shelf Registration or Subsequent Shelf Registration or the time of filing of such Prospectus, as the case may be, which Registration Default Special Interest shall be payable by the Issuers separately to such Holder at the account specified in writing by such Holder (and only such Holder) to the Issuers; or

(d) if the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period pursuant to Section 3.4.2 hereof, then commencing on the day the aggregate duration of Deferral Periods in any period exceeds the number of days permitted in respect of such period, Registration Default Special Interest shall accrue on the aggregate outstanding principal amount of the Notes at a rate of 0.25% per annum to and including the 90th day following such Registration Default, and 0.50% per annum thereafter; provided, however, that (1) upon the filing and/or effectiveness (whether upon such filing or otherwise) of the Initial Shelf Registration or Subsequent Shelf Registration (in the case of paragraph (a)(x) or (a)(y) above, as applicable), (2) upon such time as the Initial Shelf Registration or a Subsequent Shelf Registration which had ceased to remain effective or available for resales again becomes effective and available for resales (in the case of paragraph (b) above), (3) upon the time such Holder is permitted to sell its Registrable Securities pursuant to any Initial Shelf Registration or Subsequent Shelf Registration and Prospectus in accordance with applicable Law (in the case of paragraph (c) above), or (4) upon the termination of the Deferral Period that caused the limit on the aggregate duration of Deferral Periods in a period set forth in Section 3.4.2 to be exceeded (in the case of paragraph (d) above), Registration Default Special Interest shall immediately cease to accrue.

Section 4.2. Payment of Registration Default Special Interest. Any amounts of Registration Default Special Interest due pursuant to this Article IV will be payable in arrears on each Interest Payment Date (as defined in the Indenture) following accrual in the same manner as regular interest on the Notes as described in the Indenture and shall be in addition to any remedy relating to the failure to comply with the Issuers’ obligations under Section 4.06(b) of the Indenture. If any Note ceases to be outstanding during any period for which Registration Default Special Interest is accruing (other than as a result of the Holder exercising its exchange rights pursuant to Article 14 of the Indenture), the Issuers will prorate the Registration Default Special Interest payable with respect to such Note.

The Registration Default Special Interest rate on the Notes shall not exceed in the aggregate 0.50% per annum and shall not be payable under more than one clause of Section 4.1 hereof for any given period of time. Other than the Company’s obligations to pay Registration Default Special Interest in accordance with this Article IV, neither the Company nor the Issuers will have any liability for damages with respect to a Registration Default or other obligations under this Agreement.

Notwithstanding any provision in this Agreement, (x) in no event shall Registration Default Special Interest accrue or be payable to holders of Class A Common Stock issued upon exchange of Notes and (y) if a Registration Default occurs after a Holder has exchanged its Notes for Class A Common Stock, such Holder shall not be entitled to any Registration Default Special Interest with respect to such Class A Common Stock.

ARTICLE V

INDEMNIFICATION AND CONTRIBUTION

Section 5.1. Indemnification by the Company.

The Company agrees to indemnify and hold harmless each Holder that beneficially owns Registrable Securities that are covered by any Registration Statement, and each of its respective directors, officers, employees, and agents, and each person who controls such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and each affiliate of such Holder (within the meaning of Rule 405 under the Securities Act) (each, a “Holder Indemnified Party”), from and against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) that arise out of or are based on any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that the Company will not be liable in any such case to the extent that any such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such Holder, or a Holder Indemnified Party on behalf of such Holder, expressly for use therein; provided, however, that no Holder Indemnified Party shall be entitled to recover the same losses, claims, damages, liabilities or expenses (or actions in respect thereof) more than once, and to the extent any Holder Indemnified Party has received payment in respect of any such losses, claims, damages, liabilities or expenses (or actions in respect thereof) under the Purchase Agreement, the indemnification obligations of the Company under this Section 5.1 with respect to such losses, claims, damages, liabilities or expenses shall be reduced by the amount of such payment.

Section 5.2. Indemnification by Holders of Registrable Securities.

Each selling Holder that beneficially owns Registrable Securities that are covered by any Registration Statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its directors, officers, agents and employees and each person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) and each affiliate of the Company (within the meaning of Rule 405 under the Securities Act) from and against all losses, claims, damages, liabilities and reasonable and documented out-of-pocket expenses (including, without limitation, any reasonable and documented attorneys’ fees and expenses incurred in connection with defending or investigating any such action or claim) that arise out of or are based on any untrue or alleged untrue statement of a material fact contained in any Registration Statement, Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that such Holder will only be liable to the extent that any such losses, claims, damages, liabilities and expenses arise out of or are based upon any untrue statement or allegedly untrue statement or omission or alleged omission made in such Registration Statement, Prospectus, or any such amendment or supplement, in reliance upon and in conformity with information furnished to the Company, in writing, by such Holder, expressly for use therein. In no event shall the liability of a Holder be greater in amount than the dollar amount of the net proceeds received by such Holder upon the sale of shares of Class A Common Stock giving rise to such indemnification obligation. This indemnity agreement shall be acknowledged by each Holder in such Holder’s Holder Questionnaire and shall be in addition to any liability that any such Holder may otherwise have.

Section 5.3. Conduct of Indemnification Proceedings.

Promptly after receipt by any person of any notice of any loss, claim, damage or liability or any action in respect of which indemnity may be sought pursuant to Section 5.1 or 5.2, such person (the “Indemnified Party”) shall, if a claim in respect thereof is to be made against any other person for indemnification hereunder, promptly notify such other person (the “Indemnifying Party”) in writing of the loss, claim, judgment, damage, liability or action; provided, however, that the failure by the Indemnified Party to notify the Indemnifying Party shall not relieve the Indemnifying Party from any liability which the Indemnifying Party may have to such Indemnified Party hereunder, except and solely to the extent the Indemnifying Party is actually prejudiced by such failure. If the Indemnified Party is seeking indemnification with respect to any claim or action brought against the Indemnified Party, then the Indemnifying Party shall be entitled to participate in such claim or action, and, to the extent that it wishes, jointly with all other Indemnifying Parties, to assume control of the defense thereof with counsel reasonably satisfactory to the Indemnified Party. After notice from the Indemnifying Party to the Indemnified Party of its election to assume control of the defense of such claim or action, the Indemnifying Party shall not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that in any action in which both the Indemnified Party and the Indemnifying Party are named as defendants, the Indemnified Party shall have the right to employ separate counsel (but no more than one such separate counsel) to represent the Indemnified Party and its controlling persons who may be subject to liability arising out of any claim in respect of which indemnity may be sought by the Indemnified Party against the Indemnifying Party, with the fees and expenses of such counsel to be paid by such Indemnifying Party if, based upon the written advice of counsel of such Indemnified Party, representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. No Indemnified Party shall, without the prior written consent of the Indemnifying Party (not to be unreasonably withheld), consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which such Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, consent to entry of judgment or effect any settlement of any claim or pending or threatened proceeding in respect of which the Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such judgment or settlement includes an unconditional release of such Indemnified Party from all liability arising out of such claim or proceeding.

Section 5.4. Contribution.

If the indemnification provided for in the foregoing Sections 5.1, 5.2 and 5.3 is unavailable to any Indemnified Party in respect of any loss, claim, damage, liability or action referred to herein, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative benefits received by such Indemnifying Party, on the one hand, and such Indemnified Party, on the other hand, from the offering of the Notes and the Registration Statement which resulted in such loss, claim, damage, liability or action; provided, however, that in no event shall the liability of a Holder be greater in amount than the dollar amount of the net proceeds received by such Holder upon sale of shares of Class A Common Stock giving rise to such contribution obligation. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Indemnifying Party and the Indemnified Party shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Indemnifying Parties and the Indemnified Parties in connection with the actions or omissions which resulted in such loss, claim, damage, liability or action, as well as any other relevant equitable considerations. Benefits received by the Company shall be deemed to be equal to the total net proceeds from the initial offering of the Notes (before deducting expenses). Benefits received by any Holder that is an initial purchaser under the Purchase Agreement shall be deemed to be equal to such initial purchaser’s pro rata share of the total initial purchaser discount as set forth in the Purchase Agreement, and benefits received by any other Holders shall be deemed to be equal to the value of receiving Registrable Securities registered under the Securities Act. The relative fault of any Indemnified Party and any Indemnifying Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such Indemnified Party or such Indemnifying Party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just and equitable if contribution pursuant to this Section 5.4 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 5.4. Notwithstanding the provisions of this Section 5.4, no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE VI

MISCELLANEOUS

Section 6.1. Assignment; No Third Party Beneficiaries.

Subject to the terms and conditions of the Indenture, any contractual restrictions on transfer and compliance with applicable securities Laws, at any time prior to the redemption, exchange, maturity or repurchase of a given Note, this Agreement and the rights, duties and obligations hereunder conferred to the Holder of such Note or any other person who beneficially owns Registrable Securities shall inure to the benefit of and be binding upon its successors, permitted assignees and transferees, including, without the need for an express assignment, a Subsequent Holder. Any such successor, permitted assignee or transferee of a Note (to the extent not an Initial Holder) (including any transferee that has a beneficial interest in any Registrable Security in book-entry form, a “Subsequent Holder”) shall, in order for the Registrable Securities beneficially owned by such Subsequent Holder, to be included in any Registration Statement filed pursuant to the terms of this Agreement, furnish to the Company a completed Holder Questionnaire, either (i) prior to or in connection with an exchange of Notes by such Subsequent Holder in accordance with the Indenture or (ii) within the timeframe required under Section 3.3.1 hereof or (iii) in accordance with Section 2.2 or (iv) in accordance with Section 2.3 hereof.

Notwithstanding the foregoing and for the avoidance of doubt, this Agreement shall not confer any rights or benefits upon (i) an Initial Holder or any Subsequent Holder of a Note that is redeemed or repurchased by the Issuers, repaid at final maturity or exchanged in a private transaction for cash, shares of Class A Common Stock or a combination of cash and shares of Class A Common Stock (unless particularly and agreed to by the Company and the Issuers and such holder in the agreement governing such exchange), or (ii) any person or entity to whom an Initial Holder or any Subsequent Holder transfers shares of Class A Common Stock that are issued and outstanding and are not Registrable Securities. This Agreement is not intended to confer any rights or benefits on any persons that are not party hereto other than as expressly set forth in Article V hereof and this Section 6.1.

Section 6.2. Notices.

All notices, demands, requests, consents, approvals or other communications (collectively, “Notices”) required or permitted to be given hereunder or which are given with respect to this Agreement shall be in writing (which shall include e-mail and, where applicable, communication through the applicable procedures of the Depositary (as defined in the Indenture)). Notice otherwise sent as provided herein shall be deemed given on the next business day following timely delivery of such notice to a reputable air courier service with an order for next-day delivery.

To the Company or the Issuers:

c/o PBF Energy Inc.

One Sylvan Way, Second Floor

Parsippany, New Jersey 07054

Attention: Trecia Canty

E-mail: Trecia.Canty@pbfenergy.com

with a copy to:

Herbert Smith Freehills Kramer (US) LLP

1177 Avenue of the Americas

New York, New York 10036

Attention: Todd E. Lenson

E-mail: TLenson@KRAMERLEVIN.com

To the Representative or a Holder: to the address or contact information (including e-mail) set forth in the Company’s books and records; provided, that notices and other communications to Holders of Notes held in global form may be provided through the applicable procedures of the Depositary.

Section 6.3. Severability.

This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof. Furthermore, in lieu of any such invalid or unenforceable term or provision, the parties hereto intend that there shall be added as a part of this Agreement a provision as similar in terms to such invalid or unenforceable provision as may be possible that is valid and enforceable.

Section 6.4. Counterparts.

This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument. Delivery of a signed counterpart of this Agreement by facsimile or email/pdf transmission shall constitute valid and sufficient delivery thereof.

Section 6.5. Entire Agreement.

This Agreement (including all agreements entered into pursuant hereto and all certificates and instruments delivered pursuant hereto and thereto) constitutes the entire agreement of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements, representations, understandings, negotiations and discussions between the parties, whether oral or written.

Section 6.6. Modifications, Amendments and Waivers.

Upon the written consent of (a) the Company and (b) the Holders of a majority of the total Registrable Securities, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that in the event any such waiver, amendment or modification would be disproportionate and adverse in any material respect to the material rights or obligations hereunder of a Holder, the written consent of such Holder will also be required; provided further, that the Company may amend or modify this Agreement without the consent of any Holder to conform the text of this Agreement to any provision of the “Description of Notes” section of the Offering Memorandum, to the extent that such provision in the “Description of Notes” was intended to be a verbatim recitation of a provision of this Agreement.

Section 6.7. Term.

This Agreement shall terminate with respect to any Holder on the date that such Holder no longer beneficially owns any Registrable Securities; provided that the provisions of Article V shall survive the sale by such Holder of securities covered by a Registration Statement.

Section 6.8. Governing Law.

THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION BASED UPON, ARISING OUT OF, OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO PRINCIPLES OR RULES OF CONFLICT OF LAWS TO THE EXTENT SUCH PRINCIPLES OR RULES WOULD REQUIRE OR PERMIT THE APPLICATION OF LAWS OF ANOTHER JURISDICTION.

Section 6.9. Jurisdiction; Waiver of Trial by Jury.

Each party to this Agreement hereby expressly and irrevocably (i) submits to the non-exclusive jurisdiction of the federal and state courts sitting in the Borough of Manhattan in the City of New York in any suit or proceeding arising out of or relating to this Agreement, and (ii) waives (a) its right to a trial by jury in any legal action or proceeding relating to this Agreement or any course of conduct, course of dealing, statements (whether verbal or written) or actions of the other parties hereto and for any counterclaim related to any of the foregoing and (b) any objection which it may have or hereafter may have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum. The Issuers irrevocably appoint the Company, located at 1 Sylvan Way, Second Floor, Parsippany, New Jersey 07054, as their authorized agent in the Borough of Manhattan in the City of New York upon which process may be served in any such suit or proceeding, and agree that service of process upon such agent, and written notice of said service to the Company and the Issuers by the person serving the same to the address in accordance with Section 6.2, shall be deemed in every respect effective service of process upon the Company and the Issuers in any such suit or proceeding. The Company and the Issuers further agree to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of seven years from the date of this Agreement.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their duly authorized representatives as of the date first written above.

Company:

PBF ENERGY INC.

By:	/s/ Trecia Canty
	Name:	Trecia Canty
	Title:	Senior Vice President, General Counsel & Secretary

Issuers:

PBF HOLDING COMPANY LLC

By:	/s/ Trecia Canty
	Name:	Trecia Canty
	Title:	Senior Vice President, General Counsel & Secretary

PBF FINANCE CORPORATION

By:	/s/ Trecia Canty
	Name:	Trecia Canty
	Title:	Senior Vice President, General Counsel & Secretary

[Signature Page to PBF Energy Inc.

Registration Rights Agreement]

WELLS FARGO SECURITIES, LLC
For itself and as Representative of the Initial Holders

By:	/s/ Craig McCracken
	Name:	Craig McCraken
	Title:	Managing Director

[Signature Page to PBF Energy Inc.

Registration Rights Agreement]

EXHIBIT A

Form of Selling Securityholder Questionnaire

The purpose of this questionnaire is to obtain information to be used by PBF Energy Inc. (the “Company”) to complete a registration statement (the “Registration Statement”) covering the resale of certain shares of Class A common stock currently outstanding and/or to be issued upon exchange of PBF Holding Company LLC’s and PBF Finance Corporation’s 0% Exchangeable Senior Notes due 2032 (the “Notes”), as contemplated by that certain Registration Rights Agreement among the Company, the Issuers and the Initial Holders. A copy of the Registration Rights Agreement is available from the Representative upon request at ir@pbfenergy.com. Capitalized terms not defined herein have the meanings assigned to such terms in the Registration Rights Agreement.

Each beneficial owner of Registrable Securities is entitled to the benefits of the Registration Rights Agreement. In order to sell or otherwise dispose of any Registrable Securities pursuant to the Registration Statement, a beneficial owner of Registrable Securities generally will be required to be named as a Selling Securityholder (as defined below) in the related prospectus, deliver a prospectus to purchasers of Registrable Securities and be bound by those provisions of the Registration Rights Agreement applicable to such beneficial owner (including certain indemnification provisions as described below). Beneficial owners are encouraged to complete, execute and deliver this Selling Securityholder Questionnaire prior to the effectiveness of the Shelf Registration Statement so that such beneficial owners may be named as Selling Securityholders in the related prospectus at the time of effectiveness. Any beneficial owner of Registrable Securities wishing to include its Registrable Securities in the Registration Statement must deliver to the Company a properly completed and signed Selling Securityholder Questionnaire.

Certain legal consequences arise from being named as Selling Securityholders in the Registration Statement and the related prospectus. Accordingly, holders and beneficial owners of Registrable Securities are advised to consult their own legal counsel regarding the consequences of being named or not being named as a Selling Securityholder in the Registration Statement and the related prospectus.

The undersigned beneficial owner (the “Selling Securityholder”) of Registrable Securities hereby gives notice to the Company of its intention to sell or otherwise dispose of Registrable Securities beneficially owned by it and listed below pursuant to the Registration Statement. The undersigned, by signing and returning this Selling Securityholder Questionnaire, understands that it will be bound by the terms and conditions of this Selling Securityholder Questionnaire and the Registration Rights Agreement.

Pursuant to the Registration Rights Agreement, the undersigned has agreed to indemnify and hold harmless the Company and each of its directors and officers and each person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act of 1933, as amended, or Section 20 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and each affiliate of the Company (within the meaning of Rule 405 under the Securities Act), from and against any and all losses arising out of or based upon any untrue or alleged untrue statements concerning the undersigned made in the Registration Statement or the related prospectus in reliance upon the information provided in this Selling Securityholder Questionnaire.

Please answer all questions fully. Do not leave questions blank – if the answer to any question is “Not Applicable,” please indicate by marking “N/A.” If there is any question about which you have any doubt, please set forth the relevant facts in your answer.

PLEASE COMPLETE AND RETURN THIS QUESTIONNAIRE AS SOON AS POSSIBLE TO THE REPRESENTATIVE OF PBF ENERGY AT IR@PBFENERGY.COM.

Failure to return the questionnaire may result in the exclusion of your name and shares of Class A common stock from the Registration Statement. The Company is under no obligation to name any beneficial owner that has not delivered a completed Selling Securityholder Questionnaire as a Selling Securityholder in any Registration Statement or related Prospectus, and no beneficial owner that has not delivered a completed Selling Securityholder Questionnaire will be permitted to sell Registrable Securities pursuant to any Registration Statement.

1.	Please set forth your name and address.

Full legal/entity name:

Address:

2.

Please state the total number of currently outstanding shares of Class A common stock that you beneficially own* and the form of ownership and the date that you acquired such shares of Class A common stock. Include shares registered in your name individually or jointly with others and shares held in the name of a bank, broker, nominee, depository or in “street name” for your account. (DO NOT list shares of Class A common stock issuable on the exchange of Notes. See Question #3).

Number of shares: _______ Date acquired: _______, 20

Form of ownership: _______

3.

Please list the total number of shares of Class A common stock that would be issuable to you upon the exchange of all Notes that you beneficially own* or state the aggregate principal amount of all Notes that you beneficially own*.

Number of shares: _______

or

Aggregate principal amount of Notes: $_______

4.	If you are a limited liability company or limited partnership, please name the managing member or general partner and each person controlling such managing member or general partner.

5.

If you are an entity, please identify the natural person(s) who exercise sole or shared voting power* and/or sole or shared investment power* with regard to the shares of Class A common stock listed under Question #2 and Question #3.

6.

Please advise whether you are a registered broker-dealer or an affiliate* thereof. If you are an affiliate of a registered broker-dealer, please explain the nature of the affiliation and disclose whether you acquired the shares in the ordinary course of business and whether at the time of the acquisition you had any plans or proposals, directly or with any other person, to distribute the shares of Class A common stock listed under Question #2 and Question #3.

7.	List below the nature of any position, office or other material relationship that you have, or have had within the past three years, with the Company or any of its predecessors or affiliates*.

8.

If you expressly wish to disclaim any beneficial ownership* of any shares of Class A common stock listed under Question #2 for any reason in the Registration Statement, indicate below the shares and circumstances for disclaiming such beneficial ownership*.

The undersigned acknowledges that it understands its obligation to comply with the provisions of the Exchange Act and the rules thereunder relating to stock manipulation, particularly Regulation M thereunder (or any successor rules or regulations), in connection with any offering of Registrable Securities pursuant to the Registration Statement. The undersigned agrees that neither it nor any person acting on its behalf will engage in any transaction in violation of such provisions. The Selling Securityholder hereby acknowledges its obligations under the Registration Rights Agreement to indemnify and hold harmless certain persons set forth therein. The undersigned acknowledges that it will hold in confidence any notice received from the Company of the suspension of the availability of any Registration Statement pursuant to Section 3.4.2 of the Registration Rights Agreement, and shall not disclose the existence of such notice to any third party other than as required by applicable law.

In the event any Selling Securityholder transfers all or any portion of the Registrable Securities listed in Item 3 above after the date on which such information is provided to the Company, the Selling Securityholder will notify the transferee(s) at the time of transfer of its rights and obligations under this Selling Securityholder Questionnaire and the Registration Rights Agreement.

The undersigned hereby furnishes the foregoing information for use by the Company in connection with the preparation of the Registration Statement. The undersigned will notify the Company, at the e-mail address specified above, in writing immediately of any changes in the foregoing answers that should be made as a result of any developments occurring prior to the time that all the shares of Class A common stock of the Company are sold pursuant to the Registration Statement referred to above. Otherwise, the Company is to understand and be entitled to rely on that the above information continues to be, to the best of the undersigned’s knowledge, information and belief, complete and correct.

Once this Selling Securityholder Questionnaire is executed by the Selling Securityholder and received by the Company, the terms of this Selling Securityholder Questionnaire and the representations and warranties contained herein shall be binding on, shall inure to the benefit of, and shall be enforceable by the respective successors, heirs, personal representatives and assigns of the Company and the Selling Securityholder with respect to the Registrable Securities beneficially owned by such Selling Securityholder and listed above. This Selling Securityholder Questionnaire shall be governed by, and construed in accordance with, the Laws of the State of New York without regard to the conflicts-of-laws provisions thereof.

Dated: ________, 20__

By:
Name:
Title:

*	See Appendix A for definitions

Appendix A

CERTAIN TERMS USED IN QUESTIONNAIRE

AFFILIATE

An “affiliate” of a company is a person that directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such company.

BENEFICIAL OWNERSHIP

A person “beneficially owns” a security if such person, directly or indirectly, has or shares voting power or investment power of such security, whether through a contract, arrangement, understanding, relationship or otherwise. A person is also the beneficial owner of a security if he has the right to acquire beneficial ownership at any time within 60 days through the exercise of any option, warrant or right, or the power to revoke a trust, discretionary account or similar arrangement.

INVESTMENT POWER

“Investment power” includes the power to dispose, or to direct the disposition of, a security.

VOTING POWER

“Voting power” includes the power to vote, or to direct the voting of, a security.